UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK MUNIYIELD PENNSYLVANIA QUALITY FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BlackRock Advisors, LLC sent the following email to certain shareholders:

Dear [●],

As you know, ten of our closed-end funds (ECAT, BIGZ, BMEZ, BCAT, BSTZ, BFZ, MPA, BNY, MHN, MYN) have important shareholder votes coming up. I encourage you to vote all of the shares that you own in these funds as soon as possible in line with the Boards’ recommendations.

You can vote by going to www.proxyvote.com and use the control number on the Voting Instruction Form (VIF). You should have received the VIF previously in the mail or via email:

•	A sample VIF is attached – this is not your actual VIF form.

•	The control number is in a box in the top right corner of the VIF and has an arrow pointing to it.

•	Please ensure that you use the VIF that states “WHITE VOTING INSTRUCTION FORM.” A holder cannot support the fund if they use the form titled “GOLD VOTING INSTRUCTION FORM.”

•	You can also vote via touchtone by calling the tollfree number on your VIF. You will need the control number described above.

We do not have access to control numbers. For security purposes, only the shareholder and their brokerage firm get access to control numbers.

If you don’t have the VIF, you can obtain your control number by asking your brokerage firm for it. Again, it is important that you ask for the MANAGEMENT or WHITE control number on the WHITE VOTING INSTRUCTION FORM (VIF). The Funds and Saba each have their own form of VIF / proxy card so it’s really important that you request the control number on the WHITE VIF.

Should you have any questions, please contact [●].